UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	February 8, 2008

CABELTEL INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 340 Dallas, Texas		75234

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	972-407-8400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities
     The Board of Directors of CabelTel International Corporation, a Nevada corporation (the “Company” or the “Issuer” or “GBR”) on October 19, 2007 approved and recommended to the stockholders execution by the Company of a Securities Purchase Agreement effective as of October 19, 2007 (the “Purchase Agreement”) with URC Energy LLC, a Nevada limited liability company for the issuance to URC Energy LLC of 950,000 shares of Common Stock in exchange for consideration of $3 per share (an aggregate of $2,850,000 in cash). On November 5, 2007, by written consent in lieu of a meeting, stockholders holding 576,387 shares of Common Stock of the Company (approximately 58% of the class) voted such shares in favor of the approval and ratification of the proposed issuance of 950,000 new shares of Common Stock to URC Energy LLC. The Purchase Agreement is effective for all purposes as of October 19, 2007, although it was not executed by the parties until November 16, 2007, following the approval by consent of the holders of 58% of the Common Stock. The Company caused the preparation of and issuance to all stockholders of the Company of a Schedule 14C Information Statement which is being mailed on or about February 8, 2008 to stockholders of record as of the close of business on November 5, 2007. Such Information Statement was submitted in preliminary form to the Securities and Exchange Commission (the “Commission”) as required by Rule 14c-5 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such 950,000 shares will not be issued to URC Energy LLC until twenty-one (21) calendar days after the date of distribution of the definitive copies of such Information Statement to the stockholders of the Company (estimated to be February 29, 2008). Pursuant to the terms of the Purchase Agreement, URC Energy LLC will not be obligated to pay the purchase price of $2,850,000 until such time as certificates representing such 950,000 shares are available for delivery.
     As of the date of approval by the Board of Directors and approval by the majority stockholders on November 5, 2007 and at present, there are 986,939 shares of Common Stock of the Company issued and outstanding. After giving effect to the issuance of the new 950,000 of Common Stock, an aggregate of 1,936,939 shares of Common Stock of the Company will be issued and outstanding. There is no distinction among the existing shares of Common Stock presently outstanding and the new 950,000 shares of Common Stock to be issued to URC Energy LLC. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. 950,000 shares of Common Stock are to be issued to URC Energy LLC pursuant to an exemption from registration afforded by Section 4(2) under the Securities Exchange Act of 1933, as amended. When issued, the certificate(s) representing the 950,000 shares will contain a restrictive legend and URC Energy LLC in the Purchase Agreement made certain representations and warranties to the Company concerning its intended acquisition for investment for the purchasers own account without any view toward further distribution of such securities.
     No definitive determination has yet been made concerning expenditures or use of the proceeds of $2,850,000 from the sale of 950,000 shares of Common Stock. At such time as same is received in exchange for the issuance of certificates representing such 950,000 shares, the expectation of the Company is to invest such proceeds and hold same as working capital for the Company. A portion of the net proceeds from the sale and issuance of the 950,000 shares of Common Stock to URC Energy LLC may be available to pay for seismic studies and other developmental costs in preparation for drilling and/or actual drilling of development wells on leasehold interest acreage held by the Company in Cleburne County, Arkansas. The Company may also utilize a portion of such proceeds to solidify or consolidate its position in various sections of land in Arkansas in order to be the controlling holder of more than one-half of the acreage in such sections.

Item 5.01.	Changes in Control of the Registrant
     At the time of issuance of such 950,000 shares of Common Stock to URC Energy LLC (estimated to be on or about February 29, 2008), a “deemed” change of control will occur. Such 950,000 shares of Common Stock, when issued, will constitute approximately 49% of the then issued and outstanding Common Stock of the Company. URC Energy LLC is a Nevada limited liability company organized by Articles of Organization filed with the Secretary of State of Nevada on October 26, 2006; its sole member is Syntek West, Inc., a Nevada corporation. One hundred percent (100%) of the issued and outstanding stock of Syntek West, Inc. is owned by Gene E. Phillips.
     Gene E. Phillips, Basic Capital Management, Inc., a Nevada corporation (“BCM”), International Health Products, Inc., a Nevada corporation (“IHPI”), TacCo Financial, Inc., a Nevada corporation (“TFI”) and its wholly owned subsidiary, JRG Investment Co., Inc., a Nevada corporation (“JRGIC”) are all “reporting persons” who may be deemed to constitute a “person” within the meaning of Section 13d of the Exchange Act, as three of such corporations are existing owners of shares of Common Stock of the Company which are the subject of a Schedule 13D and amendments thereto file don behalf of Mr. Phillips and such corporations with the Commission. Reference is made to such Schedule 13D and amendments nos. 1 through 10 thereof, the last of which was filed for event date November 5, 2007 on file with the Commission for a summary of the information contained therein. As of November 5, 2007 (and currently), IHPI own 9,970 shares of Common Stock of the Company (approximately 1% of the current outstanding), TFI own 228,726 shares of Common Stock of the Company (approximately 23.18% of the current outstanding) and JRGIC own 156,886 shares of Common Stock of the Company (approximately 15.9% of the current outstanding) which in the aggregate total 395,582 shares of Common Stock of the Company or approximately 40% of the currently issued and outstanding shares of Common Stock. After giving effect to the issuance of the 950,000 shares of Common Stock to URC Energy LLC, such corporations, Mr. Phillips and URC Energy LLC will all in the aggregate be deemed own collectively approximately 69% of the then issued and outstanding shares of Common Stock of the Company.
     The date of the transaction which will result in the deemed change of control will be the date of actual issuance of the 950,000 shares of Common Stock of the Company in exchange for payment of $3 per share (a total of $2,850,000). See Item 3.02 above. The basis of control is the aggregate percentage of voting securities of the registrant which will be then owned by the reporting persons (approximately 69%). At present, there are no arrangements or understandings among members of a “control group” and their associates with respect to the election of directors or other matters. Representatives of URC Energy LLC and the other reporting persons have advised the Company that they have no specific plans or proposals, once the transaction is consummated, to cause a material change in the membership of the Board of Directors or management of the Company, although URC Energy LLC has reserved the right, from time to time, to reconsider that position to, in the future, request that its designees be nominated for election as directors in the future. The reporting persons have also advised the Company that such reservation should not be viewed as and there is no present intention to request or make any change in the present Board of Directors or management of the Company or any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 8, 2008	CABELTEL INTERNATIONAL CORPORATION
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, President and Chief
Financial Officer